Exhibit 10.3

Shaoyi Zhang. traducteur agrée de l'Ordre des Traducteurs et Interprètes du Quebec (OTTIAQ)
Numéro d' identification: 5070
Adresse : 28 rue du Manoir. Delson, QC., J5B 1B1, Télé: (514) 651-5569   Email  joyzhang55@yahoo.ca
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Translation

Supply Contract of Gold Concentrate Fines

Contract No.: JA-1209-008
Date of contract: July 20, 2012

Between

Party A: Jingxian Zhending Mining Co. Ltd.,

and

Party B: Yantai jinAo Metallurgical Co. Ltd.

Whereas the Party A agrees to sell the gold concentrate fines to the Party B, the two contracting parties, after full discussions and consultations, agree to the following terms:

I.	Quantity-and quality of gold concentrate fines

1.	Quantity: Party A shall sell the gold concentrate fines according to his production ability, and the quantity of each lot shall meet the requirement of transportation volume planned by Party B.

2.
Quality: The composition and grade of the gold concentrate fines produced by Party B shall be uniform, no dross, no contamination, and no mixed ores. The contents of the gold concentrate fines shall be: Au > 8g/t, Ag > 2000g/t, S > 35%, As < 10%, C <0.8%.

3.	Mode of cheek and acceptance

Party B shall use the sampling tool to check the quality of the gold concentrate fines supplied by Party A. The gold concentrate fines must be uniform, no dross, no contamination, and no mixed ores. The content of elements must comply withthe contracted conditions, and the final test data shall be the test data supplied by Anhui Provincial Center of Quality Control of Non Ferrous Metals or Beijing General Institute of Mining Research.

II	Sampling, water content, sample preparing, weighing, and test

1.
Sampling: Party B shall take the samples, weigh the samples, and put the samples into the oven. Then the oven shall be sealed with sealing strip and locked with special lock owned by Party B. Both parties will sign or affix their stamps on the sealing strip. The oven temperature shall be controlled between 100 and 105 C. The heating time shall be several hours. Party A or his representative shall supervise the whole operation.

Shaoyi Zhang. traducteur agrée de l'Ordre des Traducteurs et Interprètes du Quebec (OTTIAQ)
Numéro d' identification: 5070
Adresse : 28 rue du Manoir. Delson, QC., J5B 1B1, Télé: (514) 651-5569   Email  joyzhang55@yahoo.ca
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2.
Measurement of water content: Once the heating of samples completed, Party B or his representative shall open the oven after verifying the sealing strip and the lock. Then the parties will weigh the dry sample and calculate the water content ( the accuracy will be two digits after the decimal point). The calculated results should be recognized by both parties. Party A shall fill the form of water content, and both parties will sign or affix their stamps on this form. Each party shall hold one copy of the form of water content as the basis of measurement of the quantity of dry gold ore.

3.
Sample preparing and storage: After two times grinds, the sample shall be separated into three portions, and each portion shall be at least 150g. Each party holds one portion, and the third portion shall be kept for possible arbitration. The portion for arbitration shall be signed by both parties and be stored in a box sealed and locked. The portion for arbitration Shall be stored for three months from the date of preparing.

4.
Weighing: Both parties will take part in the weighing of goods. The weighing shall be made with an electronic platform scale recognized by both parties. The weighing fee shall be paid by Party A. In case one party asks for a review of weighing, a re-weighing shall be done with a platform scale recognized by both parties, and the weighing fee shall be paid by Party A. The form of weight shall be signed by both parties, and also signed by the truck driver. Each party shall hold one copy of the weight form, and the third copy shall be kept by the truck driver who executes the transportation of ores.

5.
Test: The laboratory test shall be made in Anhui Provincial Center of Quality Control of Non Ferrous Metals or Beijing General Institute of Mining Research. Each party shall pay 50% of the test fee ( can be paid in advance by Party B). If any party disagrees with the test result, the dispute shall be solved by an arbitration at the Beijing General institute of Mining Research. The average grade of the two results shall be used as the final grade for settlement of payment. The arbitration fee shall be paid by the party who asks for the arbitration.

III.	Delivery and freight

Party A agrees to transport the gold concentrate fines to Party B's warehouse located at the Tongling Port and to pay the freight.

IV.	Mode of payment and mode of settlement

1.
Based on the quantity and grade of the gold concentrate fines supplied by Party A, Party B shall pay an advance payment to Party A's banking account by means of bank wire transfer. Party A shall issue a receipt of payment to Party B. Party A engages to sell the gold concentrate fines to Party B within three days from the date he has received the advance payment from Party B. If Party A cannot deliver the gold concentrate fines to Party B in contracted delay, and Party B has not agreed to a postponed delivery with a written form, Party A must repay the advance payment within three working days. If Party A tails to make the repayment in contracted delay, he has to pay to Party B a penalty of 4/10000 of the advance payment per day from the date he has received the advance payment.

Shaoyi Zhang. traducteur agrée de l'Ordre des Traducteurs et Interprètes du Quebec (OTTIAQ)
Numéro d' identification: 5070
Adresse : 28 rue du Manoir. Delson, QC., J5B 1B1, Télé: (514) 651-5569   Email  joyzhang55@yahoo.ca
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2.
Mode of settlement: In case the gold grade is >8g/t, the unit price of gold will be the weighted average price of Gold listed ( in Shanghai Gold Exchange Market, 2# gold) on the fifth day of the delivery ( including the same day of delivery) multiplied by 55% as the pricing ratio; in case the silver grade is >200g/t, the price of silver will be the weighted average price of Silver listed ( in Shanghai Huatong Silver Exchange Market, 2# silver) on the fifth day of the delivery ( including the same day of .delivery) multiplied by 50% as the pricing ratio. Other elements will not be priced. After Party B has received the laboratory test report issued by Anhui Provincial Center of Quality Control of Non Ferrous Metals or Beijing General Institute of Mining Research, he shall issue a settlement form to Party A, and Party A shall issue a receipt to Party B after receiving the settlement form.

V.	Special contracted issues

Before the gold concentrate tines are delivered to the warehouse of Party B, any oral or written comments of Party B on the weight, elements, and grade of the gold concentrate fines of the said lot cannot be used as the basis of acceptance or settlement. Acceptance and settlement will be executed according to this contract.

VI.	For any issues not inscribed in this contract. the parties will reach new agreementswhich will have same power or effect of this contract.

VII
The parties must do their best to settle a dispute by discussion. Any dispute whichcannot be settled amicably between the parties shall be finally settled by a court at the residential place of Party B.

VIII.	This contract will be drawn up in four copies and each party holds two copies. This contract will come into effect after both parties sign their names and aftix their stamps on this contract.

Party A: Jingxian Zhending Mining Co. Ltd. (Seal)
Address: Wuxi Village, Lan gqiao Town, Jing County
Legal representative:
Agent: Zhang Xiu Hong
Tel: 0563-5601215
Bank: Agriculture Bank, Jing County Branch
Banking account: 270001040016520
Account name: Jingxian Zhending Mining Co. Ltd.
Taxation code: 342529772838209
Postal code: 242536

Shaoyi Zhang. traducteur agrée de l'Ordre des Traducteurs et Interprètes du Quebec (OTTIAQ)
Numéro d' identification: 5070
Adresse : 28 rue du Manoir. Delson, QC., J5B 1B1, Télé: (514) 651-5569   Email  joyzhang55@yahoo.ca
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Party B: Yantai JinAo Metallurgical Co. Ltd. (Seal)
Address: Xujiadian Town, Haiyang, Yantai City, Shandong Province
Legal representative:
Agent: Shang Zhong Yu
Tel: 0535-3108006
Fax: 0535-3108000
Bank:
Banking account:
Account name:
Taxation code:
Postal code: 265141

I hereby attest that this is a true and accurate translation, from Chinese into English, of the attached document of which I have seen the original.